Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the annual report of SunEdison, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ahmad R. Chatila, President and Chief Executive Officer of the Company, and Brian Wuebbels, Executive Vice President, Chief Administration Officer and Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 2, 2015

By:	/s/ Ahmad R. Chatila
Name:	Ahmad R. Chatila
Title:	President and Chief Executive Officer SunEdison, Inc.
Date: March 2, 2015

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Executive Vice President, Chief Administration Officer and Chief Financial Officer SunEdison, Inc.